EXHIBIT 24.2

POWER OF ATTORNEY

     Each person whose signature appears below constitutes and appoints each of Andrew C. Corbin, Lewis H. Leicher and Charles A. Mele, and each of them singly, his or her true and lawful attorney-in-fact and agent with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement on Form S-3 and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents full power and authority to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or their substitutes, may lawfully do or cause to be done by virtue hereof.

Dated: November 11, 2004

By:	/s/ Kevin Cameron
	Name:	Kevin Cameron
	Title:	Chief Executive Officer and Director